Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:
Lee Newitt
704.344.8150
lnewitt@fairpoint.com

Media Contact:
Sabina Haskell
802.658.7351
shaskell@fairpoint.com

FAIRPOINT ANNOUNCES PRICING OF
$300 MILLION SENIOR SECURED NOTES OFFERING

CHARLOTTE, N.C. (February 11, 2013) FairPoint Communications, Inc. (NasdaqCM: FRP) announced today that it priced $300 million aggregate principal amount of 8.75% senior secured notes due 2019 (the “Notes”) in connection with its previously announced private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The closing of the private offering is expected to occur on February 14, 2013, subject to customary closing conditions.

FairPoint intends to use the net proceeds of the offering, together with financing under its proposed new credit agreement and cash on hand, to repay all amounts owed under its existing term loan. It is anticipated that the new credit agreement would include a $640 million term loan and a $75 million revolving credit facility. As of February 11, 2013, FairPoint had $947 million principal amount outstanding under its existing term loan, and no amounts outstanding under its existing revolving facility.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes will be offered only in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About FairPoint Communications, Inc.
FairPoint Communications, Inc. (NasdaqCM: FRP) is a leading communications provider of broadband Internet access, local and long-distance phone, television and other high-capacity data services to customers in communities across 17 states. Through its fast, reliable fiber network, FairPoint delivers high-quality data and voice networking communications solutions to residential, business and wholesale customers. FairPoint delivers VantagePointSM services through its resilient IP-based network in northern New England. This state-of-the-art fiber network provides carrier Ethernet connections to support the surging bandwidth and performance requirements for cloud-based applications like network storage, disaster recovery, distance learning, medical imaging, video conferencing and CAD/CAM along with traditional voice, VoIP, video and Internet access solutions.

Cautionary Note Regarding Forward-looking Statements

Some statements herein are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, expectations and intentions and other statements contained herein that are not historical facts. When used herein, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company's plans, objectives, expectations and intentions and other factors. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date hereof. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company's subsequent reports filed with the Securities and Exchange Commission.

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